UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 28, 2025

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 28, 2025, the Compensation Committee of the Board of Directors of Blue Bird Corporation (the “Company”) took certain actions regarding our executive officers, as described below.

Razvan Radulescu. The Compensation Committee approved an increase in the annual base salary of Mr. Razvan Radulescu, our Chief Financial Officer. Mr. Radulescu will now receive an annual base salary of $600,000.

In addition, the Compensation Committee approved an increase to Mr. Radulescu’s long-term equity incentive plan (“LTIP”) target bonus value equal to 150% of his annual base salary (previously equal to 100% of annual base salary), which shall be applied beginning with LTIP awards for fiscal 2026.

The Company’s LTIP and other incentive compensation programs are described in detail in the Company’s Definitive Proxy Statement dated January 27, 2025, with respect to its 2025 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on January 27, 2025 (the “2025 Proxy”).

Philip Horlock. The Compensation Committee also approved a compensation package for retiring President and Chief Executive Officer Phil Horlock. Mr. Horlock’s employment shall terminate effective February 28, 2025. Upon such date, Mr. Horlock’s unvested equity awards will immediately vest, including performance-based restricted stock units (“RSUs”) that shall vest as if all performance targets have been met. In addition, Mr. Horlock shall be entitled to a fiscal 2025 Management Incentive Plan (“MIP”) bonus payment pro-rated to 50% to reflect partial service in fiscal 2025. Such MIP payout shall be at the level that the Compensation Committee approves for payout under the regular MIP program as set forth in the 2025 Proxy and at the time that such payments are made by the Company for current employees.

For purposes of quantification, assuming that the cash MIP bonus payment was approved at 100%, Mr. Horlock will receive 50% of his target bonus percentage (150% of his base salary), or $750,000. With respect to the vesting of all outstanding unvested equity awards (comprised of both time-based and performance-based RSUs), using the closing price of our stock on January 30, 2025 as an assumed date of payment, the market value of all RSUs deemed to be fully earned and vested would be $7,083,714.

As previously reported, Mr. Horlock will remain on the Board of Directors as a Class III Director and therefore will receive future compensation in accordance with the current compensation arrangements for our non-employee directors.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

104     Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Ted Scartz
Name:	Ted Scartz
Title:	Senior Vice President and General Counsel
Dated: February 3, 2025